Exhibit 99.1

Tronox Releases Selected Preliminary First Quarter 2024 Financial Results
Revenue Above Expectations; Adjusted EBITDA to Exceed Previously Issued Guidance

STAMFORD, Conn., Apr. 22, 2024/PRNewswire/ — Tronox Holdings plc (NYSE:TROX) (“Tronox” or the “Company”), the world’s leading integrated manufacturer of titanium dioxide pigment, in conjunction with the launch of an opportunistic repricing transaction relating to a portion of its existing term loan tranches, today released selected preliminary unaudited financial results for the quarter ending March 31, 2024.

For Q1 2024, Tronox’s revenue is expected to be $774 million, an increase of 9% compared to the prior year or 13% compared to the prior quarter, net loss is expected to be $9 million, and Adjusted EBITDA is expected to be $131 million, exceeding previously issued guidance of $100-$120 million. Tronox’s Adjusted EBITDA margin is expected to be approximately 17%.

Chief Executive Officer John D. Romano commented, “We delivered an even stronger first quarter than anticipated, with Adjusted EBITDA coming in above our previously issued guidance, due to continued strengthening of the market recovery. Demand outpaced expectations for both TiO2 and zircon, with TiO2 volumes increasing approximately 18% in the first quarter versus the fourth quarter and zircon volumes increasing approximately 54% over the same period. Additionally, and in line with our year-end earnings call guidance, our costs continue to trend favorably as a result of improved absorption from higher production volume and the absence of non-repeating charges in prior quarters. We remain confident in our ability to deliver industry leading results and are well-positioned to continue our participation in the recovery and demonstrate the full capabilities of our vertically integrated portfolio. We look forward to reporting and discussing our full financial results at the beginning of May as previously announced."

First Quarter 2024 Preliminary Results
Revenue from TiO2 is expected to be $605 million, an increase of 8% compared to the prior year, driven by an 18% increase in volumes, partially offset by a 10% decrease from average selling prices including mix. Sequentially, this represents an increase in TiO2 revenue of 17%, driven by a 18% increase in volumes, partially offset by a 1% decrease from average selling prices including mix.

Zircon revenue is expected to be $88 million, an increase of 22% compared to the prior year, driven by a 43% increase in volumes, partially offset by a 21% decrease in average selling prices. Sequentially, this represents an increase in zircon revenue of 54% due to increased volumes.

Revenue from other products is expected to be $81 million, an increase of 7% year-over-year. Sequentially, this represents a decrease in other product revenue of 26%, primarily due to the opportunistic sales of ilmenite and a portion of a rare earths tailings deposit in South Africa that occurred in the fourth quarter and did not repeat, as expected and communicated last quarter.

The selected preliminary unaudited financial results for the quarter ending March 31, 2024 are preliminary, based upon information available as of today and are subject to change and finalization based on completion of all quarter-end close processes.

Note: Refer to the tables at the end of this press release for a reconciliation of Adjusted EBITDA to net income. Investors are cautioned that net income is not finalized and is subject to change, primarily due to the finalization of the income tax provision which would not impact Adjusted EBITDA. For this reason, earnings per share and adjusted earnings per share are not available at this time.

Webcast Conference Call
Tronox will conduct a webcast conference call on Thursday, May 2, 2024, at 8:00 AM ET (New York). The live call is open to the public via internet broadcast and telephone.

Internet Broadcast: investor.tronox.com
Dial-in Telephone Numbers:
US Toll Free: +1 (800) 549-8228
International: +44 80 0279 7040
Conference ID: 98071

Conference Call Presentation Slides will be used during the conference call and will be available on our website: investor.tronox.com

Conference Call Replay: Available via the internet and telephone beginning on May 2, 2024, by 11:00 AM ET, until May 7, 2024, 8:00 AM ET
Internet Replay: investor.tronox.com
Replay Dial-in Telephone Numbers:
US Toll Free: +1 (888) 660-6264
International: +44 20 8609 4320
Replay Access Code: 98071 #

About Tronox
Tronox Holdings plc is one of the world's leading producers of high-quality titanium products, including titanium dioxide pigment, specialty-grade titanium dioxide products and high-purity titanium chemicals, and zircon. We mine titanium-bearing mineral sands and operate upgrading facilities that produce high-grade titanium feedstock materials, pig iron and other minerals, including the rare earth-bearing mineral, monazite. With approximately 6,500 employees across six continents, our rich diversity, unmatched vertical integration model, and unparalleled operational and technical expertise across the value chain, position Tronox as the preeminent titanium dioxide producer in the world. For more information about how our products add brightness and durability to paints, plastics, paper and other everyday products, visit tronox.com.

Cautionary Statement about Forward-Looking Statements
Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance, our operating utilization rates, anticipated completion of extensions and upgrades to our mining operations, anticipated trends in our business and industry, anticipated costs, benefits and timing of capital projects including planned mining expansions, the Company's anticipated capital allocation strategy including future capital expenditures, and our sustainability goals, commitments and programs. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, actual costs, benefits and timing of capital projects, or achievements to differ materially from the results, level of activity, performance, anticipated costs, benefits and timing of capital projects, or achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, macroeconomic conditions; inflationary pressures and energy costs; currency movements; political instability, including the ongoing conflicts in Eastern Europe and the Middle East and any expansion of such conflicts, and other geopolitical events; supply chain disruptions; market conditions and price volatility for titanium dioxide, zircon and other feedstock materials, as well as global and regional economic downturns, that adversely affect the demand for our end-use products; disruptions in production at our mining and manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company's filings with the Securities and Exchange Commission.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, synergies or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

Use of Non-GAAP Information
To provide investors and others with additional information regarding the financial results of Tronox Holdings plc, we have disclosed in this release certain non-U.S. GAAP operating performance measures of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin. These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the Company's results presented in accordance with U.S. GAAP. The non-U.S. GAAP financial measures presented by the Company may be different from non-U.S. GAAP financial measures presented by other companies. Specifically, the Company believes the non-U.S. GAAP information provides useful measures to investors regarding the Company's financial performance by excluding certain costs and expenses that the Company believes are not indicative of its core operating results. The presentation of these non-U.S. GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP. A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.

Media Contact: Melissa Zona
+1.636.751.4057

Investor Contact: Jennifer Guenther
+1.646.960.6598

TRONOX HOLDINGS PLC
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA, AND
ADJUSTED EBITDA AS A % OF NET SALES (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

Three Months Ended March 31, 2024

Net (loss) income (U.S. GAAP)	$(9)
Interest expense	42
Interest income	(4)
Income tax provision (benefit)	11
Depreciation, depletion and amortization expense	72
EBITDA (non-U.S. GAAP)	112
Share-based compensation (a)	6
Accretion expense and other adjustments to asset retirement and environmental obligations (b)	7
Accounts receivable securitization program (c)	3
Foreign currency remeasurement (d)	(2)
Other items (e)	5
Adjusted EBITDA (non-U.S. GAAP)	$131

Three Months Ended March 31, 2024
Net sales	$774
Net (loss) income (U.S. GAAP)	$(9)
Net (loss) income (U.S. GAAP) as a % of Net sales	(1.2)%
Adjusted EBITDA (non-U.S. GAAP) (see above) as a % of Net sales	16.9%

(a) Represents non-cash share-based compensation.
(b) Primarily represents accretion expense and other noncash adjustments to asset retirement obligations and environmental liabilities.
(c) Primarily represents expenses associated with the Company's accounts receivable securitization program which is used as a source of liquidity in the Company's overall capital structure.
(d) Represents realized and unrealized gains and losses associated with foreign currency remeasurement related to third-party and intercompany receivables and liabilities denominated in a currency other than the functional currency of the entity holding them.
(e) Includes noncash pension and postretirement costs, asset retirement obligation remeasurements, asset write-offs, accretion expense and other items.